EXHIBIT 2.2
ARTICLES OF SHARE EXCHANGE
BY AND BETWEEN
FIRST COMMERCE BANK,
a Tennessee corporation,
AND
FIRST COMMERCE BANCORP, INC.,
a Tennessee corporation
     Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, the undersigned domestic corporations do hereby adopt the following Articles of Share Exchange for the purpose of exchanging shares of the common stock of First Commerce Bank, a Tennessee state chartered bank (the “Bank”) for shares of the common stock of First Commerce Bancorp, Inc., a Tennessee corporation (the “Holding Company”) pursuant to the terms of that certain Agreement and Plan of Share Exchange dated as of August 9, 2006, by and between the Bank and the Holding Company (the “Agreement and Plan of Share Exchange”):
     1. The Agreement and Plan of Share Exchange is attached hereto as Exhibit A.
     2. The Agreement and Plan of Share Exchange and the performance of the terms thereof were duly approved by the Board of Directors of the Bank on July 26, 2006. Approval of the Agreement and Plan of Share Exchange by the Bank is required by Section 48-21-104 of the Tennessee Business Corporation Act, and the Agreement and Plan of Share Exchange was duly adopted on September 26, 2006 by the affirmative vote of the required percentage of all of the votes entitled to be cast by the shareholders of the Bank.
     3. The Agreement and Plan of Share Exchange and the performance of the terms thereof were duly approved by the Board of Directors of the Holding Company on July 26, 2006. Approval of the Agreement and Plan of Share Exchange by the Holding Company is required by Section 48-21-104 of the Tennessee Business Corporation Act, and the Agreement and Plan of Share Exchange was duly adopted on July 26, 2006 by affirmative vote of the required percentage of all of the votes entitled to be cast by the shareholders of the Holding Company.
     4. The Share Exchange contemplated by the Agreement and Plan of Share Exchange is to be effective on the filing of these Articles of Share Exchange with the Secretary of the State of Tennessee.
Date: October 5, 2006

FIRST COMMERCE BANK
By:	/s/ W. B. Marsh
	Name:	William B. Marsh
	Title:	Chairman, President & CEO

FIRST COMMERCE BANCORP, INC.
By:	/s/ W. B. Marsh
	Name:	William B. Marsh
	Title:	Chairman, President & CEO

EXHIBIT A
Agreement and Plan of Share Exchange